Registration No. 333-47735
========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-8



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

            Delaware                                     38-0549190
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                The American Road
                          Dearborn, Michigan 48121-1899
               (Address of principal executive offices) (Zip Code)



          FORD MICROELECTRONICS, INC. SALARIED RETIREMENT SAVINGS PLAN
                            (Full title of the Plan)





                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                The American Road
                          Dearborn, Michigan 48121-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

          FORD MICROELECTRONICS, INC. SALARIED RETIREMENT SAVINGS PLAN

                             ----------------------

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     The contents of Registration Statements Nos. 333-02407, 33-58785 and 33-56785 are incorporated herein by reference.


Item 3. Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

             (a) The latest annual report of Ford Motor Company ("Ford") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for Ford's latest fiscal year for which such statements have been filed.

             (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

             (c) The description of Ford's Common Stock contained in registration statement no. 33-43085 filed by Ford under the Securities Act of 1933 (the "1933 Act").

             All documents subsequently filed by Ford pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


                              --------------------


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits.

Exhibit 4.A    -    Ford Microelectronics, Inc. Salaried Retirement Savings
                    Plan.  Filed with this Registration Statement.

Exhibit 4.B*   -    Copy of Stock Trust Agreement dated as of December 30, 1996 between Ford Microelectronics, Inc. and UMB Bank, N.A., as
                    Trustee.

Exhibit 5.A*   -    Opinion of Peter Sherry, Jr., an Assistant
                    Secretary and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder.

Exhibit 5.B*   -    Opinion of J. Gordon Christy, an Attorney
                    of Ford Motor Company, with respect to compliance requirements of the Employee Retirement Income
                    Security Act of 1974.

Exhibit 15     -    Letter from Independent Certified Public Accountants
                    regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23     -    Consent of Independent Certified Public Accountants.
                    Filed with this Registration Statement.

Exhibit 24.A   -    Powers of Attorney authorizing signature.   Filed as
                    Exhibit 24.A to Registration Statement No. 333-49545 and incorporated herein by reference.

Exhibit 24.B   -    Certified resolutions of Board of Directors authorizing
                    signature pursuant to a power of attorney. Filed as Exhibit
                    24.B to Registration Statement No. 333-49545 and incorporated herein by reference.



---------------------
*Previously filed as an Exhibit with this Registration Statement on March 6, 1998.

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                                   -4-


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on this 12th day of May, 1998.


                                FORD MICROELECTRONICS, INC. SALARIED
                                RETIREMENT SAVINGS PLAN

                                By:/s/John A. Sullivan
                                  ----------------------------------
                                John A. Sullivan, Chairman
                                Ford Microelectronics, Inc. Salaried
                                Retirement Savings Plan Administrative Committee



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                                        -5-


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 12th day of May, 1998.

                                        FORD MOTOR COMPANY

                                        By:  Alex Trotman*
                                           ----------------------------
                                             (Alex Trotman)
                                              Chairman of the Board of Directors


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


  Signature                                Title                                  Date
  ---------                                -----                                  ----

                                   Director and Chairman of the
                                   Board of Directors, President
                                   and Chief Executive Officer
Alex Trotman*                      (principal executive officer)                May 12, 1998
----------------------------
(Alex Trotman)



Michael D. Dingman*                Director                                     May 12, 1998
-----------------------------
(Michael D. Dingman)


                                   Director and
Edsel B. Ford II*                  Vice President                               May 12, 1998
-----------------------------
(Edsel B. Ford II)



William Clay Ford*                 Director                                     May 12, 1998
-----------------------------
(William Clay Ford)


                                   Director and Chairman
William Clay Ford, Jr.*            of the Finance Committee                     May 12, 1998
-----------------------------
(William Clay Ford, Jr.)


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                                        -6-



  Signature                                Title                                  Date
  ---------                                -----                                  ----

Irvine O. Hockaday, Jr.*           Director                                     May 12, 1998
-----------------------------
(Irvine O. Hockaday, Jr.)



Marie-Josee Kravis*                Director                                     May 12, 1998
-----------------------------
(Marie-Josee Kravis)



Ellen R. Marram*                   Director                                     May 12, 1998
-----------------------------
(Ellen R. Marram)



Homer A. Neal*                     Director                                     May 12, 1998
-----------------------------
(Homer A. Neal)



Carl E. Reichardt*                 Director                                     May 12, 1998
-----------------------------
(Carl E. Reichardt)



John L. Thornton*                  Director                                     May 12, 1998
-----------------------------
(John L. Thornton)


                                   Executive Vice President
                                   and Chief Financial Officer
John M. Devine*                    (principal financial officer)                May 12, 1998
-----------------------------
(John M. Devine)


                                   Corporate Controller
William J. Cosgrove*               (principal accounting officer)               May 12, 1998
-----------------------------
(William J. Cosgrove)


*By:/s/K. S. Lamping
    --------------------------
    (K. S. Lamping,
     Attorney-in-Fact)

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                                             -7-


                                  EXHIBIT INDEX

                                                                Sequential Page
                                                                at Which Found
                                                                (or Incorporated
                                                                by Reference)
                                                                ----------------

Exhibit 4.A    -    Ford Microelectronics, Inc. Salaried
                    Retirement Savings Plan.  Filed with
                    this Registration Statement.

Exhibit 4.B*   -    Copy of Stock Trust Agreement dated as of
                    December 30, 1996 between Ford
                    Microelectronics, Inc. and UMB Bank,
                    N.A., as Trustee.

Exhibit 5.A*   -    Opinion of Peter Sherry, Jr., an Assistant
                    Secretary and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder.

Exhibit 5.B*   -    Opinion of J. Gordon Christy, an Attorney
                    of Ford Motor Company, with respect to
                    compliance requirements of the Employee
                    Retirement Income Security Act of 1974.

Exhibit 15     -    Letter from Independent Certified Public
                    Accountants regarding unaudited interim
                    financial information.  Filed with this
                    Registration Statement.

Exhibit 23     -    Consent of Independent Certified Public
                    Accountants.  Filed with this
                    Registration Statement.

Exhibit 24.A   -    Powers of Attorney authorizing signature.
                    Filed as Exhibit 24.A to Registration
                    Statement No. 333-49545 and incorporated herein by reference.

Exhibit 24.B   -    Certified resolutions of Board of
                    Directors authorizing signature
                    pursuant to a power of attorney. Filed
                    as Exhibit 24.B to Registration Statement
                    No. 333-49545 and incorporated herein by reference.





---------------------
*Previously filed as an Exhibit with this Registration Statement on March 6, 1998.